EXHIBIT 10.6

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of this 22nd day of July, 2005, by and between Timothy S. Nelson (“Executive”) and MAP PHARMACEUTICALS, INC. a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, Executive and the Company wish to amend that certain Employment Agreement entered into between the two parties as of March 20, 2005 (the “Prior Agreement”) to revise certain provisions of the stock options referenced therein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The fifth sentence of Section 2(d)(ii) of the Prior Agreement is deleted and replaced in its entirety by the following:

“The Executive shall propose, and the Board shall determine in its sole discretion not more than four performance goals to be accomplished over a period not to exceed the next twenty-four (24) months.”

2. Except as expressly provided for in this Amendment, no other term or provision of the Prior Agreement is amended or modified in any respect.

In witness whereof, the parties have executed this Amendment on the day and year first above written.

MAP PHARMACEUTICALS, INC.

By:	/s/ Patrick G. Enright
Name:	Patrick G. Enright
Title:	Director

EXECUTIVE

/s/ Timothy S. Nelson
Timothy S. Nelson